UNITED STATES

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NABI BIOPHARMACEUTICALS

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Nabi Biopharmaceuticals issued the press release below on October 31, 2006.

NEWS RELEASE

Thomas E. Rathjen Vice President, Investor Relations 561-989-5800 | www.nabi.com

For Immediate Release

NABI BIOPHARMACEUTICALS COMMENTS ON THIRD POINT’S FILING

ADVISES STOCKHOLDERS TO TAKE NO ACTION AT THIS TIME

BOCA RATON, FL, October 31, 2006—Nabi Biopharmaceuticals (NASDAQ: NABI) today learned that Third Point LLC has filed preliminary proxy materials in connection with a potential consent solicitation. Since there is no consent solicitation in effect at this time, Nabi Biopharmaceuticals stockholders need take no action. The Board of Directors of Nabi Biopharmaceuticals, consistent with its fiduciary duty and in consultation with its independent financial and legal advisors, will meet to review and discuss Third Point’s filing and will communicate with stockholders in due course.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals leverages its experience and knowledge in powering the immune system to develop and market products that fight serious medical conditions. The company has three products on the market today: PhosLo® (calcium acetate), Nabi-HB® [Hepatitis B Immune Globulin (Human)], and Aloprim™ (allopurinol sodium) for Injection. Nabi Biopharmaceuticals is focused on developing products that address unmet medical needs and offer commercial opportunities in our core business areas: hepatitis and transplant, kidney disease (nephrology), Gram-positive bacterial infections and nicotine addiction. For a complete list of pipeline products, please go to: http://www.nabi.com/pipeline/index.php. The company is headquartered in Boca Raton, Florida. For additional information about Nabi Biopharmaceuticals, please visit our Web site: http://www.nabi.com.

Forward-Looking Statements

Statements in this press release about the company that are not strictly historical are forward-looking statements and include statements related to our plans to explore strategic alternatives and prospects. You can identify these forward-looking statements because they involve our expectations, beliefs, intentions, plans, projections, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks relating to the company’s ability to advance the development of products currently in the pipeline or in clinical trials; maintain the human and financial resources to commercialize current products and bring to market products in development; obtain regulatory approval for its products in the U.S., Europe or other markets; successfully develop, manufacture and market its products; successfully partner with other companies; realize future sales growth for its biopharmaceutical products; maintain sufficient intellectual property protection or positions; raise additional capital on acceptable terms; re-pay its outstanding convertible senior notes when due; and identify and complete transactions that represent strategic alternatives and opportunities. Many of these factors are more fully discussed, as are other factors, in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the Quarter ended July 1, 2006 filed with the Securities and Exchange Commission.

Important Information

Nabi Biopharmaceuticals (the “Company”) plans to file materials with the Securities and Exchange Commission (“SEC”) in connection with the consent solicitation begun by Third Point and its affiliates. Stockholders are strongly advised to read these materials when they become available, as they will contain important information. Stockholders will be able to obtain these materials and other documents filed by the Company with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. When available, copies of these materials and other related documents will also be available for free at the Company’s Internet website at www.nabi.com or by writing to Nabi Biopharmaceuticals, Attention: Investors Relations, 5800 Park of Commerce Blvd., N.W., Boca Raton, FL 33487.

The Company, its directors and certain of its officers may be deemed participants in the solicitation of the Company’s stockholders. Information regarding the names and interests of these persons will be contained in the materials filed with the SEC.

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